SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___ HSBC Bank USA, National Association (Exact name of trustee as specified in its charter) N/A 20-1177241 (Jurisdiction of incorporation (I.R.S. Employer or organization if not a U.S. Identification No.) national bank) 66 Hudson Blvd East New York, New York 10001 (Address of principal executive offices) (Zip Code) Thomas Mackay, Director HSBC Bank USA, National Association 66 Hudson Blvd East New York, New York 10001 Tel: (212) 525-1552 (Name, address and telephone number of agent for service) Comtech Telecommunications Corp. (Exact name of obligor as specified in its charter) Delaware (State or other jurisdiction of incorporation or organization) 11-2139466 (I.R.S. Employer Identification No.) 305 N 54th Street Chandler, Arizona (Address of principal executive offices) 85226 (Zip Code) Debt Securities (Title of Indenture Securities) _____________________________________________________________________ Exhibit 25.1

General Item 1. General Information. Furnish the following information as to the trustee: (a) Name and address of each examining or supervisory authority to which it is subject. Comptroller of the Currency, New York, NY. Federal Deposit Insurance Corporation, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C. (b) Whether it is authorized to exercise corporate trust powers. Yes. Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None Items 3-15. Not Applicable

Item 16. List of Exhibits Exhibit T1A(i) (4) Copy of the Amended and Restated Articles of Association of HSBC Bank USA, National Association and as amended and restated as of November 7, 2022. T1A(ii) (2) Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business. T1A(iii) (1) OCC Certification of Fiduciary Powers dated February 20, 2019 for HSBC Bank USA, National Association T1A(iv) (5) Copy of the existing By-Laws of HSBC Bank USA, National Association. T1A(v) Not applicable. T1A(vi) (3) Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939. T1A(vii) Copy of the latest report of condition of the trustee (December 31, 2025), published pursuant to law or the requirement of its supervisory or examining authority. T1A(viii) Not applicable. T1A(ix) Not applicable. (1) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-236366 and incorporated herein by reference thereto. (2) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto. (3) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-243528 and incorporated herein by reference thereto.

(4) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-269690 and incorporated herein by reference thereto. (5) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-293263 and incorporated herein by reference thereto. [Signature Page Follows]

SIGNATURE Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 13th day of March, 2026. HSBC BANK USA, NATIONAL ASSOCIATION By: /s/ Fernando Acebedo Fernando Acededo Vice President

HSBC BANK USA, NATIONAL ASSOCIATION FFIEC 031 RSSD-lD 41 3208 Report Date 1213112025 Last Updated on 21312026 Schedule RG - Balance Sheet(Form Type - 031) All schedules are to be reported in thousands of dollars. Unless ofhe¡wise indicated, report the amount outstand¡ng as of the last bus¡ness day of the quaftet: Dollar amounts in thousands 17 1. Cash and balances due from depository ¡nstitutions (from Schedule RC-A): a. Nonintereslbearing balances and currency and coinl 1. 1.b. 2. 2.a. 2.b. 3.a. 3.b. 4. 4.b. 4.c. 4.d. 5. 6. 7. 8. 9. 10. 11. 12. 13.a. 13.a.1. '13.a.2. 13.b. 13.b.1. 13.b.2. 14. 14.a. 14.b. 15. 16. 17. 18. 19. 20. b. lntereslbear¡ng ba|ances2............ 2. Securities: a. Held{o-maturity securities (from Schedule RC-B, column A)3.....'................. b. Available-for-sale debt securities (from Schedule RC-B, column D).........'.. ............... c. Equity securities with readily determinable fair values not held for trading4..'........... .. 3. Federal funds sold and securities purchased under agreements to resell: a. Federal funds sold ¡n domestic off¡ces. b. Securities purchased under agreements to resel15........... 4. Loans and lease fÌnancing receivables (from Schedule RC-C): a. Loans and leases held for sa|e.............. b. Loans and leases held for investment... c. LESS: Allowance for credit losses on loans and leases.................. d. Loans and leases held for investment, net of allowance (item 4.b minus 4 c). .'............... 5. Trading assets (from Schedule RC-D).................. 6. Premises and fixed assets (including right-of-use assets)...... 7. Other real estate owned (from Schedule RC-M)..................... 8. lnvestments in unconsolidated subsidiaries and associated companies........... 9. Direct and indirect investments in real estate ventures........... 10. lntangible assets (from Schedule RC-M)..... 'I '1. Other assets (from Schedule RC-F)6.......... 12.Total assets (sum ofitems 1 through 11)..... 13. Deposils: a. ln domestic offices (sum of lotals of columns A and C from Schedule RC-E, part l)................ 1. Noninterest-bearing8....................... 2. lnterest-bearing b. ln foreign offices, Edge and Agreement subsidiaries, and lBFs (from Schedule RC-E, part ll)................ '1. Noninterest-bearin9........................ 2. lnterest-bearing 14. Federal funds purchased and securilies sold under agreements to repurchase: a. Federal funds purchased in domestic offices9.............'.. b. Secur¡ties sold under agreements to repurchas"1o.....'......'. 1 5. Trading liabilities (from Schedule RC-D).................... 16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)..'..............' 17. Not applicable 18. Not applicable 19. Subordinated notes and debentures1........ 20. Other liabilities (from Schedule RC-G)........ 1. lncludes æsh items ¡n process ofcollect¡on and unposted debits. 2. lncludes t¡me certifiætes of deposit not held for tmding. B. 5. lncludes all securities resale agreements, regardless of maturity 6. lnstitutions should report in items 3.b and I 1 amounts net of any applicable allowance for credit losses. 8. lncludes noninterest-bearing demand, time, and sav¡ngs deposits. 9. Report overn¡ght Federal Home Loan Bank advances ¡n schedule Rc, item 1 6, "other borowed money." 10. lncludes all secur¡t¡es repurchase agreements, regardless ofmaturity. 1. lncludes limitedlife preferred stock and related surplus. RCFD0081 76{,801 RCFD0071 RCFDJJS4 'l8,293,029 23,094,329 -ri.l:=-=¡l::r 'ì: .r' ' ¡. .il 1'. :'=: 30,029,61 5RCFDl 773 RCFDJA22 =-1:ti=i=i]-=I:.: .:,;:-1j,:;'. .:' RCONB987 122,063 1. iI1.,,rt .¡:::i;ll '';;:r'¡":-_''1ì I : l 0 RCFDB989 ----r;:!.ITirt.: :-:: .'1 -' :1::.:':-r'..'rl- :.ir RCFD5369 1,459,299 9,252,008 - ji.-:l:-=l--::rr j,, ì, i :-..:i j l:i_i:":l RCFDB528 52,883,1 99 RCFD31 23 388,147 RCFDB529 52,495,052 23,228,730RCFD3545 552,769RCFD2 145 6,845RCFD2 t 50 RCFD21 30 1,598 RCFD3656 0 RCFD2143 464,724 RCFD21 60 5,500,421 RCFD2 1 70 165,262,283 ' ''''''rl!.,:l i: - j. . :. .',::: .. :.. RCON2200 1 29,196,051 ill':,¡:',i,l ji;i,. ríl.. :ii.,i: RCON6631 23,678,337 RCON6636 105,517,714 RCFN2200 8,324,082 RCFN6631 0 RCFN6636 RCONB993 8,324,082 -- .,;_f_ , r:_r=:.j:1 ;.-:',. ., :-rt.;,i:Jì.+r 1 725,000 1,311,304RCFDB995 2,352,',l55RCFD3548 RCFD31 90 2,464,47s I ,480,192RCFD3200 3,208,384RCFD2930 EXHIBIT 7

HSBC BANK USA, NATIONAL ASSOCIATION RSSD-tD 413208 Last Updated on 21312026 Dollar amounts in thousands 21 . Total liabilities (sum of items 13 through 20)... 22. Not applicable 23. Perpetual prefened stock and related surPlus 24. Common stock.................... 25. Surplus (exclude all surplus related to preferred stock).......... .. 26. Not available a. Retained earnin9s.................... b. Accumulated other comprehensive income2......... c. Other equity cap¡tal components3....................... 27. Not available a. Total bank equity capital (sum of items 23 through 26.c).................... b. Noncontrolling (minority) interests ìn consolidated subsidiaries......... 28. Total equity capital (sum of ¡tems 27.4 and 27.b).... 29. Total liab¡lities and equily capìtal (sum of ¡tems 21 and 28)... ..........'. 1 . lndicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date dur¡ng 2024----..'....--.......-.... 2. Bank's fìscal year-end date (report the date in MMDD format)............. ... '.. b. Currency and coin.............. 2. Balances due from depository institutions in the U.S................ ...... 3. Balances due from banks in foreign countr¡es and foreign central banks....'....'. FFIEC 031 Report Date 1213112025 RCFD2948 I 49,061 ,64s RCFD3838 1,500,000 RCFD323O 2,001 RCFD3839 I 3,01 2,648 RCFD3632 3,048,642 RCFDBS3O -1,362,651 RCFDA'130 - RCFD32'10 1 6,200,640 RCFD3000 0 RCFDG,l O5 1 6,200,640 RCFD3300 165,262,283 RCFD6724 NR RCON8678 NR 24. 25. 26. 26.a. 26.b. 26.c. 27. 27.b. 28. 29. M.1. M.2. 18 Schedule RC-A - Gash and Balances Due From Depository lnstitutions(Form Type - 031 ) Exclude assefs held for trading. Dollar amounts in thousands (Column A) Consolidated Bank (Column B) Domestic Offices RCFD0022 323,397 RCON0020 1 95,343 RCON0080 128,053 RCFD0082 40,204 RCON0082 40,204 RCFD0070 527,445 RCON0070 527,3U RCFD00S0 22,965,080 RCON0090 22,965,080 RCFD0010 23,856,1 30 RCON00'10 23,856,034 1. Cash items in process ofcollectìon, unposted debits, and currency and coin... a. Cash items in process ofcollection and unposted debits..... 4. Balances due from Federal Reserve Banks............................... 5. Total... adjustments, and accumulated defined beneflt pension and other postret¡rement plan adiustments. lncludes treasury stock and unearned Employee Stock Ownerehip Plan shares. 1. '1.a. '1.b. 2. 4. 5. 2. 3.